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                                   EXHIBIT 5.1



                                  June 10, 2002


Martha Stewart Living Omnimedia, Inc.
11 W. 42nd Street
New York, New York 10036

Re: Martha Stewart Living Omnimedia, Inc. Registration Statement on Form S-8 under the Securities Act of 1933, as amended

         Ladies and Gentlemen:

         As General Counsel of Martha Stewart Living Omnimedia, Inc., a Delaware corporation (the "Corporation"), I have advised the Corporation in connection with the preparation and filing of a registration statement on Form S-8 (the "Registration Statement") to be filed today with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), for the registration of 2,700,000 shares of the Corporation's Class A Common Stock, par value $0.01 per share (the "Shares"), that may be issued under the Martha Stewart Living Omnimedia, Inc. Amended and Restated 1999 Stock Incentive Plan (the "Plan").

         In arriving at the opinion expressed below, I have examined and relied on the originals or copies certified or otherwise identified to my satisfaction of all such corporate records of the Corporation and such other instruments and other certificates of public officials, officers and representatives of the Corporation and such other persons, and I have made such investigations of law as I have deemed appropriate as a basis for the opinion expressed below.

         In rendering the opinion expressed below, I have assumed and have not verified that the signatures on all documents that I have examined are genuine and that the certificates evidencing the Shares will conform to the specimen certificate I have examined.

         Based on the foregoing, and subject to the further assumptions and qualifications set forth below, it is my opinion that the Shares have been duly authorized by all necessary corporate action of the Corporation and, when issued in accordance with the terms of the Plan, at prices in excess of the par value thereof, will be validly issued, fully paid and non-assessable.

         The foregoing opinion is limited to the General Corporation Law of the State of Delaware.

         I hereby consent to the use of my name in the Registration Statement under the caption "Exhibits". I hereby further consent to the filing of this opinion as an exhibit to the Registration Statement.

         This opinion is furnished solely for your benefit in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise referred to for any other purpose.


                            Very truly yours,






                            /s/ Gregory R. Blatt
                              -------------------------------
                            Gregory R. Blatt
                            Executive Vice President, Business Affairs,
                            General Counsel and Secretary